UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

May 3, 2010

(Date of earliest event reported)

IVAX Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2140 North Miami Avenue Miami, Florida	33127
(Address of principal executive offices)	(Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2010, IVAX Diagnostics, Inc. (the “Company”) and Mark S. Deutsch, the Company’s Chief Financial Officer (and principal financial and accounting officer), entered into a letter agreement pursuant to which Mr. Deutsch’s employment with the Company will cease, effective May 21, 2010. Under the terms and conditions of the letter agreement, the Company agreed to pay Mr. Deutsch a separation payment in an amount equal to his current annual base salary. This separation payment will be paid in regular bi-weekly installments until September 22, 2010, at which time the remaining amount of the separation payment will be paid to Mr. Deutsch in one lump-sum payment. The letter agreement further provides that all options to purchase shares of the Company’s common stock previously granted to, and currently held by, Mr. Deutsch will remain in full force and effect until the earlier of their exercise in full or their respective expiration dates, notwithstanding any contrary provisions contained in the Company’s equity incentive plans pursuant to which such options were granted or agreements between the Company and Mr. Deutsch with respect to such options. In addition, the Company has agreed to pay for Mr. Deutsch’s health insurance under COBRA until May 21, 2011. The letter agreement also includes a release by Mr. Deutsch in favor of the Company, as well as a non-disparagement covenant by Mr. Deutsch.

The Company expects that Arthur R. Levine, the Company’s Vice President – Finance, will succeed Mr. Deutsch as the Company’s principal financial and accounting officer. Mr. Levine, age 52, was appointed to serve as the Company’s Vice President – Finance during April 2010. Prior to joining the Company, Mr. Levine was employed by Airspan Networks Inc., a publicly-traded vendor of wireless products and solutions, where he served as Vice President – Finance and Controller from January 2006 through September 2009 after previously serving as Director of Finance beginning in October 2005. From 2003 through 2005, Mr. Levine served as Director of Finance of DentaQuest Ventures, Inc., a privately-held third party administrator and insurer of dental benefits. From 1995 through 2003, Mr. Levine was employed by Scitex Corporation Ltd., a publicly-traded manufacturer of digital printing equipment, where he served in a number of financial roles, including Vice President and Corporate Controller. Mr. Levine worked at Ernst & Young LLP from 1984 through 1995. He received a B.S. from the Wharton School of the University of Pennsylvania and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVAX DIAGNOSTICS, INC.

Dated: May 7, 2010	By:	/s/ Charles R. Struby, Ph.D.
Charles R. Struby, Ph.D.,
Chief Executive Officer and President